Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

Elite Pharmaceuticals, Inc.:

We consent to the incorporation by reference in this Form S-3 to Registration Statement of Elite Pharmaceuticals, Inc. on Form S-3 of our report dated May 19, 2005, appearing in the Annual Report on Form 10-K of Elite Pharmaceuticals, Inc. for the fiscal year ended March 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus of the Registration Statement.

/s/    Miller, Ellin & Company,  LLP

New York, NY

April 11, 2006